                                                        DRAFT:  APRIL 22, 2000
                                                        ----------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ------------------
                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement       / /  Confidential, For Use
                                            of the Commission
                                            Only (as permitted by
                                            Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
     14a-12

                          iGate Capital Corporation
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                           iGate Capital Corporation
                                1004 McKee Road
                          Oakdale, Pennsylvania 15071

                           Telephone: (412) 787-2100

                                 May 15, 2000

Dear iGate Capital Shareholder:

  You are cordially invited to attend our 2000 Annual Meeting of Shareholders to be held on Monday, June 5, 2000, at 8:00 a.m., local time, at the corporate offices of iGate Capital Corporation, 1004 McKee Road, Oakdale, Pennsylvania 15071.

  The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

  Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

                                          Sincerely,

                                          /s/ SUNIL WADHWANI

                                          Sunil Wadhwani
                                          Co-Chairman of the Board and
                                           Chief Executive Officer
                           iGATE CAPITAL CORPORATION
                                1004 McKee Road
                          Oakdale, Pennsylvania 15071

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on June 5, 2000
                               ----------------

  The Annual Meeting of Shareholders of iGate Capital Corporation (the "Company") will be held at the Company's corporate offices at 1004 McKee Road, Oakdale, Pennsylvania on Monday, June 5, 2000, at 8:00 a.m., to consider and act upon the following matters:

  1. The election of two (2) persons as Class A Directors;

  2. To consider and approve the adoption of the Company's Amended and Restated Stock Incentive Plan;

  3. To consider and approve the adoption of the Company's Second Amended and Restated Articles of Incorporation;

  4. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2000; and

  5. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors has established the close of business on April 20, 2000, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

  Your proxy may be revoked at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ BRUCE HANEY
                                          Bruce Haney
                                          Managing Director, Chief Financial
                                          Officer, Treasurer and Secretary

Oakdale, PA
May 15, 2000

                               TABLE OF CONTENTS

PURPOSE OF MEETING.........................................................    1
VOTING RIGHTS AND SOLICITATION.............................................    1
Voting.....................................................................    1
Proxies....................................................................    1
Solicitation of Proxies....................................................    2
PROPOSAL NO. 1--ELECTION OF DIRECTORS......................................    2
General....................................................................    2
Business Experience of Directors...........................................    2
Board Committees and Meetings..............................................    3
Director Compensation......................................................    4
Recommendation of the Board of Directors...................................    4
PROPOSAL NO. 2--APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SECOND AMENDED
 AND RESTATED 1996 STOCK INCENTIVE PLAN....................................    4
General....................................................................    4
Purpose and Effect of the Amended Plan.....................................    5
Description of the Amended Plan............................................    5
Votes Required.............................................................    9
Recommendation of the Board of Directors...................................    9
PROPOSAL NO. 3--APPROVAL OF AMENDMENT AND RESTATEMENT OF THE AMENDED AND
 RESTATED ARTICLES OF INCORPORATION........................................    9
General....................................................................    9
Purpose and Effect of Amendments...........................................    9
Description of the Amended Articles........................................   10
Votes Required.............................................................   10
Recommendation of the Board of Directors...................................   10
PROPOSAL NO. 4--RATIFICATION OF INDEPENDENT ACCOUNTANTS....................   10
Recommendation of the Board of Directors...................................   11
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................   12
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................   12
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION..............................   13
Executive Officers.........................................................   13
Summary Compensation Table.................................................   15
Option Grants During 1999..................................................   16
Option Exercises During 1999 and Year End Option Values....................   16
Employment Agreements......................................................   17
Compensation Committee Interlocks and Insider Participation................   17
Report of the Compensation Committee on Executive Compensation.............   18
STOCK PERFORMANCE CHART....................................................   20
CERTAIN RELATED PARTY TRANSACTIONS.........................................   20
SUBMISSION OF SHAREHOLDER PROPOSALS TO BE INCLUDED IN 2001 PROXY STATEMENT.   21
FORM 10-K..................................................................   22
OTHER MATTERS..............................................................   22

                           iGATE CAPITAL CORPORATION
                                1004 McKee Road
                          Oakdale, Pennsylvania 15071

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          to be held on June 5, 2000
                               ----------------

  This Proxy Statement is being furnished to the holders of the common stock, par value $.01 per share (the "Common Stock"), of iGate Capital Corporation, a Pennsylvania corporation, in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") scheduled to be held on Monday, June 5, 2000 at 8:00 a.m., at the Company's corporate offices at 1004 McKee Road, Oakdale, Pennsylvania, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to
shareholders on or about May   , 2000. As used in this Proxy Statement, the
terms "iGate" and "the Company" refer to iGate Capital Corporation and its subsidiaries, unless the context otherwise requires.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

VOTING

  Only holders of record of the Common Stock as of the close of business on April 20, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, there were 49,469,167 shares of Common Stock outstanding.

  The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. In the election of directors, the duly nominated candidates receiving the highest number of votes will be elected as directors. Shareholders may not cumulate votes in the election of directors. Adoption and approval of each of the Amended and Restated Stock Incentive Plan and the Second Amended and Restated Articles of Incorporation, and ratification of the independent accountants for the fiscal year ending December 31, 2000, requires the affirmative vote of a majority of the votes cast by holders of shares of the Company's Common Stock entitled to vote at the Annual Meeting.

PROXIES

  All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Secretary of the Company at or prior to the Annual Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder's vote, the shares will be voted FOR the election of the Board's nominees to the Board of Directors and each of the matters submitted by the Board of Directors for vote by the shareholders. We are not aware of any business for consideration at the Annual

Meeting other than as described in this Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

  Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes and thus, although they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

  The Company's Amended and Restated Articles of Incorporation currently provide that the number of directors constituting the Board shall be five (5). The Company's Board of Directors is divided into three (3) classes, with each class to be nearly equal in number and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class A directors whose terms expire in 2000; two Class B directors whose terms expire in 2001; and one (1) Class C director whose term expires in 2002. Therefore, two (2) directors are being elected to Class A at the Annual Meeting for a three-year term that will expire in the year 2003.

  The names of the persons who are nominees for Class A directors are Michel Berty and J. Gordon Garrett, who presently serve as Class A directors. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of Messrs. Berty and Garrett as Class A directors. The Board of Directors knows of no reason why either Mr. Berty or Mr. Garrett would be unable to serve as a director. If at the time of the Annual Meeting either Mr. Berty or Mr. Garrett is unable or unwilling to serve as a Class A director, the persons appointed as proxies intend to vote for any substitute as may be nominated by the Board of Directors. Mr. Berty has indicated to the Board of Directors that, at this time, he does not plan to serve as a director for the full three years of the term. If and when Mr. Berty should resign as a director, the Board may elect another Class A director to fill the resulting vacancy.

BUSINESS EXPERIENCE OF DIRECTORS

 Nominees for Directors in Class A

  Michel Berty, age 60, was appointed as a director of the Company effective immediately after the Company's initial public offering in December 1996, and was elected as a Class A director by the shareholders in 1997 to serve a three year term expiring in 2000. Mr. Berty served in various executive and management positions with the Cap Gemini Group, a provider of management consulting and information technology services, from 1972 through April 1997, and most recently, from 1992 through April 1997, as Chairman and Chief Executive Officer of the U.S. subsidiary of Cap Gemini. Mr. Berty serves as a member of the board of directors of DataRaid, Elligent Consulting, Level 8 Systems, Merant, Netgain, Sapiens International and Tek21. He is also the President of PAC U.S., the U.S. subsidiary of PAC, a foreign information technology strategy consulting firm.

  J. Gordon Garrett, age 60, was appointed as a director of the Company effective immediately after the Company's initial public offering in December 1996, and was elected as a Class A director by the shareholders in 1997 to serve a three year term expiring in 2000. From 1996 to 2000, Mr. Garrett was Senior Vice President of Ricoh Corp. located in Caldwell, New Jersey, a manufacturer and distributor of digital imaging systems, printers, cameras and related supplies, and Chief Executive Officer of Ricoh Canada. From 1991 to 1995, Mr. Garrett was Chairman of the Board, Chief Executive Officer & President of Information Systems Management Corporation. He held the position of President of Gestetner USA from 1989 to 1991.

 Director in Class C Whose Term Expires in 2002

  Sunil Wadhwani, age 47, has served as Co-Chairman and Chief Executive Officer of the Company since October 1996, and as a director since 1986. He was elected as a Class C director by the shareholders in 1999 to serve a three year term expiring in 2002. From 1986 through September 1996, he served as Chairman of the Company and held several other offices, including Vice President, Secretary and Treasurer. From 1981 to 1986, Mr. Wadhwani served as President of Uro-Valve, Inc., a start-up manufacturer of specialized medical devices that he founded in 1981. Prior to 1981, Mr. Wadhwani worked as a management consultant assisting companies in strategic planning, operations, marketing and sales.

 Directors in Class B Whose Terms Expire in 2001

  Ashok Trivedi, age 51, has served as Co-Chairman and President of the Company since October 1996, and as a director since 1988. He was elected as a Class B director by the shareholders in 1998 to serve a three year term expiring in 2001. From 1988 through September 1996, Mr. Trivedi served as President of the Company and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys Corporation.

  Ed Yourdon, age 56, was appointed as a director of the Company effective immediately after the Company's initial public offering in December 1996, and was elected as a Class B director by the shareholders in 1998 to serve a three year term expiring in 2001. Mr. Yourdon has served as a consultant to the information technology industry for the past thirty-five years, most currently focusing on the Internet, business re-engineering, object technology and the design of Internet/intranet software applications.

BOARD COMMITTEES AND MEETINGS

  During 1999, the Board of Directors met four times with all directors in attendance at each meeting. The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a standing nominating committee.

Audit Committee

The Board has an Audit Committee currently consisting of Messrs. Garrett, Berty and Wadhwani, a majority of whom are independent directors. The Audit Committee's duties include recommending to the Board of Directors the firm of independent accountants to audit the Company's financial statements, reviewing the scope and results of the independent auditors' activities and the fees proposed and charged therefor, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the committee's activities to the full Board. During 1999, the Audit Committee met two times with all committee members in attendance at each meeting.

Compensation Committee

  The Board has a Compensation Committee currently consisting of Messrs. Garrett and Berty, both of whom are independent directors. The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans and making recommendations to the full Board on these matters. During 1999, the Compensation Committee, which consisted of Messrs. Berty, Garrett and Trivedi, met two times with all committee members in attendance at each meeting.

Executive Committee

  The Board has an Executive Committee currently consisting of Messrs. Wadhwani and Trivedi, which exercises the full power of the Board of Directors between meetings of the Board, provided, however, that the Executive Committee does not have power or authority to: (i) approve any fundamental change that requires shareholder approval; (ii) create or fill vacancies on the Board of Directors; (iii) adopt, amend or repeal the Bylaws; (iv) take any action with respect to the compensation of executive officers; (v) take any other action committed by resolution of the Board of Directors to another committee of the Board of Directors; (vi) authorize the issuance of any shares of the Company's stock; or (vii) authorize any distributions with respect to the Company's outstanding shares. The Executive Committee did not meet during 1999.

DIRECTOR COMPENSATION

  Directors who are not executive officers of the Company are paid an annual retainer of $20,000, and all directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Pursuant to the terms of the Company's Second Amended and Restated 1996 Stock Incentive Plan, each of Messrs. Berty, Garrett and Yourdon, the non-employee directors of the Company, were granted (i) options to purchase 30,000 shares of Common Stock in December of 1996 (the "1996 Options") and
(ii) options to purchase 15,000 shares of Common Stock in September of 1999 (the "1999 Options"). The options vest in equal annual installments over three years and expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director prior to vesting. All of the 1996 Options had vested as of December 16, 1999. The first of three annual installments of the 1999 Options will qualify for vesting as of September 13, 2000. The exercise price for the 1996 Options was $7.50 per share, which was the price per share for the Common Stock in the Company's initial public offering as adjusted pursuant to a subsequent two-for-one stock split. The exercise price for the 1999 Options is $14.31.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors unanimously recommends that the shareholders vote FOR the nominees listed herein.

                                PROPOSAL NO. 2

 APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SECOND AMENDED AND RESTATED 1996
                             STOCK INCENTIVE PLAN

GENERAL

  On April 6, 2000 the Board of Directors unanimously approved the amendment and restatement of the Company's Second Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan"), and the Board has directed that the same be submitted to the shareholders for approval at the Annual Meeting. If approved, the amended and restated 1996 Plan will be called the iGate Capital Corporation Amended and Restated Stock Incentive Plan (the "Amended Plan").

PURPOSE AND EFFECT OF THE AMENDED PLAN

  The Amended Plan will reflect changes as to the number of shares of Common Stock available for issuance pursuant to the Amended Plan, the number of shares of Common Stock with respect to which stock options may be granted to any one individual during a calendar year, and the definition of and consequences of a change of control of the Company. The Amended Plan will increase the number of shares of Common Stock available for issuance to assure that a sufficient reserve of Common Stock is available under the Amended Plan to attract and retain the services of key employees essential to the Company's long-term growth and success, including individuals who enter the Company's service through acquisitions or other business combinations.

  The Amended Plan's increase in the number of shares with respect to which options may be granted to any one individual participant during any one calendar year period will better enable the Company to compete effectively in the attraction and retention of key employees essential to the Company's long-term growth and success.

  The Amended Plan's definition of the events that shall constitute a change of control and provision under certain specified circumstances for accelerated vesting of options and stock appreciation rights ("SARs"), and accelerated release of restrictions on restricted stock awards, upon the occurrence of a change of control is intended (i) to more clearly define the circumstances which shall constitute a change in control and the consequences of the occurrence thereof on awards issued and outstanding under the 1996 Plan and to be issued pursuant the Amended Plan and (ii) to enhance the value to participants of awards issued pursuant to the 1996 Plan and to be issued pursuant to the Amended Plan so as to permit the Company to provide incentives comparable to those offered by other entities competing for the same pool of employees and thereby compete more effectively in the attraction and retention of employees.

  Following is a summary of the principal features of the Amended Plan.

DESCRIPTION OF THE AMENDED PLAN

  All share numbers referred to herein reflect the Company's two-for-one stock split in April 1998.

  Purposes. The primary purposes of the Amended Plan are to promote the long-term success of the Company and its shareholders by strengthening the Company's ability to attract and retain highly competent directors, employees and consultants and to provide a means to encourage stock ownership and proprietary interest in the Company. Grants of awards under the Amended Plan are consistent with the Company's goal of providing total employee compensation that is competitive in the marketplace, recognizing meaningful differences in individual performance, fostering teamwork and offering the opportunity to earn above-average rewards when merited by individual and Company performance.

  Eligibility. Directors, officers, employees and consultants of the Company and its subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the Company shall be eligible to participate in the Plan. The number of shares of Common Stock which may be issued pursuant to the Amended Plan will be 10,000,000 shares, with an automatic increase on the first day of each fiscal year beginning on or after January 1, 2001 and ending on or before December 31, 2006, equal to the lesser of (A) 2,000,000 shares, (13) three percent of the shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year or (C) such lesser number of shares as is determined by the Board of Directors. The aggregate number of shares of Common Stock that may be covered by stock option awards granted to any single individual under the Amended Plan may not exceed 500,000 shares per calendar year.

  Types of Awards. Under the Amended Plan, participants may receive stock options, SARs, stock awards, performance share awards and restricted stock awards, as discussed in greater detail below. The Plan Administrator will determine the type or types of awards to be made to each participant. Awards may be granted singly, in combination or in tandem. "Fair Market Value" for all awards granted under the Amended Plan is defined generally as the closing price of a share of Common Stock on the date of grant as reported on the Nasdaq National Market.

  Administration. The Compensation Committee of the Board of Directors currently serves as the Plan Administrator, which has full and exclusive power to administer and interpret the Amended Plan and its provisions. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions, adopting procedures and regulations governing awards and making all other determinations necessary or advisable for the administration of the Amended Plan. All decisions made by the Plan Administrator are final and binding on all persons affected by such decisions.

  Stock Options. A stock option represents a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Plan Administrator. The purchase price per share for each stock option shall be determined by the Plan Administrator, provided, however, that such price shall not, in the case of an Incentive Stock Option ("ISO"), be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, subject to certain exceptions. A stock option may be in the form of an ISO which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option. The shares covered by a stock option may be purchased by (i) cash payment (ii) tendering shares of Common Stock, (iii) third-party cashless exercise transactions or (iv) any combination of these methods. The term of any ISO shall not exceed ten years from the date of grant.

  SARs. An SAR generally represents a right to receive payment, in cash and/or shares of Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of such shares on the date the SAR was granted, as set forth in the applicable award agreement.

  Stock Awards. The Plan Administrator may, in its sole discretion, grant or sell a stock award to any officer, employee or consultant of the Company or its subsidiaries, pursuant to which such individual may receive shares of Common Stock free of any vesting restrictions. Stock awards may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

  Performance Share Awards. Independent of or in connection with the granting of any other award under the Amended Plan, the Plan Administrator may, in its sole discretion, grant performance share awards to any officer, employee or consultant of the Company or its subsidiaries. A performance share award is an award entitling the recipient to acquire shares of Common Stock upon the attainment of specialized performance goals, which shall be determined by the Plan Administrator.

  Restricted Stock Awards. Restricted stock awards entitle the participant to acquire shares subject to such restrictions, conditions and vesting schedules as the Plan Administrator may determine.

  Changes in Capitalization. If, through or as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of common Stock or other securities, adjustments shall be made with respect to (i) the aggregate number of shares of Common Stock that may be issued under the Amended Plan, (ii) each outstanding award made under the Amended Plan, and (iii) the exercise price per share for any outstanding stock options, SARs or similar awards under the Amended Plan.

  Change of Control. In the event of a "change of control" (as defined below),
(i) all outstanding options and SARs that are not exercisable as of the effective date of the change of control and that are not assumed by any acquiring corporation or its parent or that are not replaced with a comparable option or equity equivalent instrument shall automatically accelerate and become exercisable immediately prior to the effective date of the change of control and (ii) all restrictions and conditions on any shares of restricted stock that are not converted to a comparable restricted grant of capital stock or equity equivalent instrument shall lapse upon the effective date of the change of control. In addition to the foregoing, the Board of Directors will have the discretion to require all holders of options and SARs that are exercisable immediately prior to the change of control (including those options and SARs that will become exercisable as a consequence of acceleration triggered by the change of control) to surrender them in exchange for payment by the Company in cash or in Common Stock, at the discretion of the Board, of an amount equal to the amount, if any, by which the per-share value of the Common Stock subject to unexercised options or SARs (determined by the Board in good faith, based on the applicable price in the transaction giving rise to the change of control, and such other consideration as the Board deems appropriate) exceeds the exercise price of those options or SARs. Awards granted prior to the effective date of the Amended Plan, as well as awards granted after such effective date, shall be subject to these revised provisions governing the consequences of a change of control.

  For purposes of the foregoing, "change of control" shall mean the occurrence of any of the following events:

    (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") (other then the Company, a subsidiary or any of their respective benefit plans or affiliates (within the meaning of Rule 144 under the Securities Act of 1933, as amended)) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); or

    (b) Individuals who, as of the effective date the Amended Plan, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the effective date of the Amended Plan whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule l4a-11 of Regulation 14A promulgated under the Exchange Act); or

    (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or similar form of corporate transaction, involving the Company or any of its subsidiaries (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Stock and Company Voting Securities, as the case may be; or

    (d) (A) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

  Tax Withholding. Whenever shares are to be issued or cash is to be paid under the Amended Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. Such withholding requirements may be paid (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in the foregoing subsections (i) and
(ii).

  Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award or other non-vested share award is made, nor will the Company be entitled to a tax deduction at that time. A participant will recognize ordinary income and the Company will be entitled to a corresponding tax deduction at the time a stock award is granted. When any part of an option or SAR is exercised, when restrictions on restricted stock lapse (or performance goals are attained for performance share awards) or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

    (a) In the case of an exercise of a non-qualified stock option or a SAR the participant will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the Common Stock on the exercise date.

    (b) In the case of performance share awards or restricted stock awards, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient, as ordinary income is determined as of the date of receipt of the restricted stock. Unrestricted stock awards will generally be taxable as ordinary income to the recipient upon receipt.

    (c) In the case of an ISO, there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Common Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock; if the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

    (d) Upon the exercise of a non-qualified stock option or SAR, or the vesting of a performance share award or a restricted stock award, and the recognition of income upon the vesting of a performance share award or a restricted stock award, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. If the ISO stock is not held for such required period and ordinary income tax treatment is applied to the amount of any gain at sale or exercise by the recipient, the Company will generally receive an income tax deduction for a corresponding amount.

  The foregoing is only a summary of the effect of federal income taxation upon award recipients and the Company with respect to the grant and exercise of awards under the Amended Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

  Interested Directors. Because members of the Board of Directors are eligible to receive awards under the Amended Plan (some are also eligible to receive awards in their capacities as executive officers of the Company), each of them has a personal interest in the approval of the Amended Plan.

  A copy of the proposed form of the Amended Plan is attached hereto as Appendix A.

VOTES REQUIRED

  The affirmative vote of a majority of the votes cast by holders of shares of the Company's Common Stock entitled to vote at the Annual Meeting is required for the approval of the Amended Plan at the Annual Meeting. If such shareholder approval is not obtained, the 1996 Plan will continue in effect.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the shareholders vote FOR approval of the Amended Plan.

                                PROPOSAL NO. 3

                   APPROVAL OF AMENDMENT AND RESTATEMENT OF
                AMENDED AND RESTATED ARTICLES OF INCORPORATION

GENERAL

  On April 6, 2000 the Board of Directors unanimously approved the amendment and restatement of the Company's Amended and Restated Articles of Incorporation (the "Articles") (i) to provide that the number of members of the Board of Directors shall be determined from time to time by the Board of Directors, provided that the number of such members shall not be less than three or greater than nine, (ii) to provide that a majority of the directors of the Company then serving shall constitute a quorum for the transaction of business and that actions of a majority of the directors then serving shall be the actions of the Board of Directors, and (iii) to clarify certain provisions without substantive modification. The Board has directed that the proposed amended and restated Articles (the "Amended Articles") be submitted to the shareholders for approval at the Annual Meeting. If this proposal is approved, the Company intends to file promptly the Amended Articles with the Pennsylvania Secretary of State, upon which filing the Amended Articles will become effective.

  The Articles currently provide that (i) the number of members of the Board of Directors shall be five and (ii) eighty percent of the directors then serving shall constitute a quorum for the transaction of business and that any action of the Board of Directors shall require the affirmative vote of eighty percent of the directors then serving.

PURPOSE AND EFFECT OF AMENDMENTS

  The provision of the Amended Articles governing the number of members of the Board of Directors will provide more flexibility with respect to determining the number of directors on the Board. With the ability to fix the number of directors at a number other than five, the Company may have an enhanced ability to attract directors from outside the Company whose skills and experience will benefit the Company and the conduct and operations of the Board, without subjecting the Company or its shareholders to the additional expense and effort required to amend the Articles each time the Company wishes to change the number of directors.

  The provision of the Amended Articles governing the number of directors required to constitute a quorum is consistent with applicable law.

DESCRIPTION OF THE AMENDED ARTICLES

  If the Amended Articles are approved, Section 6.1 of the Articles would be amended and restated in its entirety as follows:

  6.1 Number, Election, etc.

  The Board of Directors shall be comprised as follows:

  (a) Number. The Board of Directors shall have such number of members as determined from time to time by the Board of Directors; provided that the number of such members shall in no case be less than three or greater than nine.

  (b) Classes, Election and Terms. The directors elected by the holders of voting stock shall be classified in respect to the time for which they shall severally serve on the Board of Directors by dividing them into three classes, each of whose members shall serve for staggered three-year terms. At each annual meeting of the shareholders, the holders of outstanding shares of the Corporation entitled to vote shall elect directors of the class whose term then expires, to serve until the third succeeding annual meeting. Except as otherwise provided in these Articles, each director shall serve for the term for which elected and until his or her successor shall be elected and shall qualify.

  (c) Quorum and Board Action. Notwithstanding any provision of law or any bylaw to the contrary, a majority of the directors then serving shall constitute a quorum for the transaction of business, and the actions of a majority of the directors then serving shall be the actions of the Board of Directors.

  (d) Removal of Directors. Notwithstanding any provision of law or any bylaw to the contrary, a director or directors may be removed from the Board of Directors at any time without cause by the affirmative vote of holders of at least 66 2/3% of the outstanding shares of the Corporation entitled to vote, voting together as a single class.

  (e) Vacancies. Vacancies on the Board of Directors shall be filled only by a majority vote of the remaining directors. All such directors elected to fill vacancies shall serve on the Board for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  A copy of the proposed form of the Amended Articles is attached hereto as Appendix B.

VOTES REQUIRED

  The affirmative vote of a majority of the votes cast by holders of shares of the Company's Common Stock entitled to vote at the Annual Meeting is required for approval of the Amended Articles at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors unanimously recommends that the shareholders vote FOR approval of the Amended Articles.

                                PROPOSAL NO. 4

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen LLP, certified public accountants, as the Company's independent accountants for the fiscal year ending December 31, 2000. The affirmative vote of a majority of the votes cast by holders of shares of the Company's Common Stock entitled to vote at the Annual Meeting is required to ratify the selection of Arthur Andersen LLP as the Company's independent accountants. Although shareholder approval is not required, the Board desires to obtain shareholder ratification of this appointment.

  In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's and its shareholders' best interest.

  Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the selection of Arthur Andersen LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2000.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 29, 2000 of: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation"; and
(iii) all directors and executive officers of the Company as a group. As of February 29, 2000, there were 50,688,015 shares of Common Stock outstanding. Except as noted all persons listed below have sole voting and investment power with respect to their shares of Common Stock, subject to community property laws where applicable.

                                                                         Amount and Nature of
                                                                         Beneficial Ownership
                                                                      --------------------------
                                                                                   Percentage of
                                                                       Shares of   Common Stock
Name and Address of Beneficial Owner                                  Common Stock  Outstanding
------------------------------------                                  ------------ -------------
Sunil Wadhwani (1)(2)...............................................   14,880,000      30.0%
Ramesh Thadani, as co-trustee of a Wadhwani family trust (2)(3).....    2,398,315       4.8
Ashok Trivedi (2)(4)................................................   14,880,000      30.0
Arun Nayar, as co-trustee of certain Trivedi family trusts (2)(5)...    4,370,597       8.8
Mohan Phanse, as co-trustee of certain Trivedi family trusts (2)(5).    2,395,034       4.8
Michel Berty........................................................       20,000         *
J. Gordon Garrett...................................................       35,600         *
Ed Yourdon..........................................................       30,000         *
Steven Shangold (6).................................................      111,668         *
Lisa Kustra.........................................................            0         *
Ajmal Noorani.......................................................       35,000         *
All directors and executive officers as a group 13 persons (7)......   30,347,268      61.3

--------
* Less than 1%

(1) Includes 4,372,261 shares held by three family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares.

(2) The address of Messrs. Wadhwani, Trivedi, Thadani, Nayar and Phanse is c/o iGate Capital Corporation, 1004 McKee Road, Oakdale, Pennsylvania 15071.

(3) Mr. Thadani is a co-trustee of two of the Wadhwani family trusts referred to in note 1, above, with no investment power and sole voting power over such shares.

(4) Includes 4,370,597 shares held by three family trusts, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.

(5) Mr. Nayar is co-trustee of the three Trivedi family trusts and Mr. Phanse is co-trustee of two of the Trivedi family trusts, in each case, referred to in note 4 above, with no investment power and shared voting power over such shares.

(6) Includes 10,000 shares of Common Stock underlying options which are exercisable on or before February 29, 2000 or within 60 days after such date.

(7) Includes 40,000 shares of Common Stock underlying options which are exercisable on or before February 29, 2000 or within 60 days after such date.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NASDAQ. Directors, executive officers and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

  Based solely on its review of the copies of such reports, and written representations from the reporting persons, the Company believes that during 1999, all filing requirements under Section 16(a) applicable to its directors and executive officers were met.

                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

  In addition to Messrs. Wadhwani and Trivedi, whose positions and background are discussed above, the following persons served in 1999 or serve as of the date hereof as executive officers of the Company:

  Murali Balasubamanyam, age 44, was appointed Director of the Scott Systems division of Mascot Systems, a wholly owned subsidiary of the Company, on January 8, 2000. He served as Director of Scott Systems, which was a wholly owned subsidiary of the Company, from July 1998 until substantially all of the assets of Scott Systems were sold to Mascot Systems effective January 8, 2000. From October 1995 to June 1998, he served as the Company's Vice President-- Human Resources and from September 1994 to September 1995, he served as the Company's Director--Human Resources. Prior to joining the Company, he served as Deputy General Manager (Human Resources) with HCL Group of Companies, a provider of marketing services in the Asia/Pacific region, from November 1992 to September 1994. Mr. Balasubamanyam earned a Bachelor's degree in Business Administration from Madurai University. As a result of the sale of the assets of Scott Systems and the reorganization of the Company effected in 2000, Mr. Balasubamanyam is no longer an executive officer of the Company.

  Bruce Haney, age 44, was appointed Managing Director and Chief Financial Officer of the Company on March 1, 2000. Mr. Haney served as Chief Financial Officer of FORE Systems, Inc., a provider of high performance local area network products, from June 1998 through December 1999, and from June 1986 to June 1998 he served as President and Co-Founder of the Gustine Company. Mr. Haney worked for Arthur Andersen LLP for six years, most recently as a tax manager, prior to his founding of the Gustine Company. Mr. Haney serves on the Board of Directors of Infosage, Inc., and CTR Systems, Inc. He has a Master's degree in Taxation from DePaul University and a Bachelor's degree in Economics from the University of Pennsylvania's Wharton School and is a certified public accountant in the State of Pennsylvania.

  Lisa Kustra, age 40, was appointed Chief Executive Officer of eJIVA Inc., on September 15, 1999. eJIVA Inc. is a majority owned operating subsidiary of iGate Capital Corporation. Ms. Kustra served as Senior Vice President-- Enterprise Package Solutions Division of the Company from August 1998 through September 15, 1999. From September 1997 to July 1998, she served as the Vice President--Enterprise Package Solutions Division and from January 1996 to August 1997, she served as the Director of the Company's Enterprise Package Solutions Division. From August 1992 to December 1995, Ms. Kustra held various managerial positions with the Company including National Sales Manager-- Strategic Alliance Division. Ms. Kustra earned Bachelors' degrees in Business Management and Psychology from the University of Pittsburgh. As a result of her appointment as Chief Executive Officer of eJIVA, Inc. and the reorganization of the Company in 2000, Ms. Kustra is no longer an executive officer of the Company.

  Jeffrey McCandless, age 41, served as Vice President--Finance and Chief Financial Officer of the Company from November 1997 until his resignation from the Company effective March 17, 2000. Prior to joining the Company, he was employed by Winner International, a manufacturer of anti-theft and other security products, as Chief Financial Officer from November 1991 through October 1997. Mr. McCandless is a certified public accountant with over 19 years of financial and operational experience. Mr. McCandless earned a Bachelor's degree in Business Administration from Westminster College.

  Ajmal Noorani, age 38, was appointed Chief Executive Officer of Ex-tra-Net Applications on January 18, 2000. Ex-tra-Net Applications is a majority owned operating subsidiary of iGate Capital Corporation. Mr.

Noorani served as Vice President--E-Business Solutions Division of the Company from March 1999 through January 18, 2000. From June 1996 to February 1999 he was the Company's Vice President--International
Operations. From June 1994 to May 1996, he was employed by Mellon Bank as an Assistant Vice President--Corporate Finance. From 1990 to May 1994, Mr. Noorani held a number of positions with the Company, including Director-- Government Division. Mr. Noorani earned a Master's degree in Industrial Administration from Carnegie- Mellon University and a Bachelor's degree in Engineering from Maharaja Sayajrao University. As a result of his appointment as Chief Executive Officer of Ex-tra-Net Applications and the reorganization of the Company in 2000, Mr. Noorani is no longer an executive officer of the Company.

  Sushma Rajagopalan, age 36, served as Vice President--Enterprise Network Solutions of the Company from June 1999 until April 1, 2000, when she became President of Enterprise Network Solutions, Inc., a wholly owned subsidiary of the Company formed for the purpose of entering into a joint venture with Planning Technologies, Inc. ("PTI"). Enterprise Network Solutions was merged with and into PTI in conjunction with the joint venture, and Ms. Rajagopalan is currently the President of Operations of PTI. From October 1995 to June 1999, she served as Vice President--Global Resourcing and Recruiting of the Company. From June 1993 to October 1995, she served as the Company's Director--Federal Division, and between November 1992 and June 1993, she held various managerial positions with the Company. Ms. Rajagopalan earned a Master's degree in Personnel Management from the Tata Institute of Social Sciences. As a result of the merger of Enterprise Network Solutions Inc. with and into PTI, Ms. Rajagopalan is no longer an executive officer of the Company.

  Steven Shangold, age 39, was appointed Chief Executive Officer of Emplifi Inc. on April 6, 2000. Emplifi Inc. is a wholly owned operating subsidiary of iGate Capital Corporation. Mr. Shangold served as Senior Vice President--U. S. Client Services of the Company from August 1998 through April 6, 2000. From September 1995 through July 1998, he served as the Company's Vice President of U.S. Sales and Marketing. From February 1992 through September 1995, he served as the Company's Sales Director--Commercial Division. Mr. Shangold earned a Bachelor's degree in Management from Syracuse University and a Bachelor's degree in Advertising from the S.I. Newhouse School.

  Michael Zugay, age 48, was appointed Managing Director--Mergers and Acquisitions on April 6, 2000. He served as Vice President--Corporate Development of the Company from November 1997 until his appointment as Managing Director. From March 1995 through October 1997, he served as the Company's Vice President--Finance. From March 1994 to March 1995, he served as an independent consultant to the steel industry. From 1990 through February 1994, he served as President and CEO of Bliss-Salem, Inc., a provider of products to the steel industry. Mr. Zugay is a certified public accountant with over 26 years of financial and operational experience. Mr. Zugay earned a Bachelor's degree in Business Management from Indiana University of Pennsylvania. As a result of his appointment as Managing Director--Mergers and Acquisitions and the reorganization of the Company in 2000, Mr. Zugay is no longer an executive officer of the Company.

  The Company's executive officers are appointed and serve as such at the discretion of the Board of Directors. Each executive officer is a full-time employee of the Company. There are no family relationships between any directors or executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated individuals who were executive officers of the Company at the end of 1999, (such executive officers are sometimes collectively referred to herein as the "Named Executive Officers"). The information in this table is presented for the three years ended December 31, 1999, 1998 and 1997, respectively.

                                                                   Long-Term
                                 Annual Compensation          Compensation Awards
                          --------------------------------- -----------------------
                                                            Restricted  Securities
                                               Other Annual   Stock     Underlying   All Other
Name and Principal             Salary   Bonus  Compensation   Awards   Options/SARs Compensation
Position                  Year   ($)   ($)(1)   ($)(2)(3)      ($)         (#)          ($)
------------------        ---- ------- ------- ------------ ---------- ------------ ------------
Sunil Wadhwani            1999 292,000 218,000    17,416        --            --         --
 Co-Chairman and Chief    1998 303,846 288,879    20,540        --            --         --
 Executive Officer        1997 300,000 158,473    20,334        --            --         --
Ashok Trivedi             1999 292,000 218,000    17,859        --            --         --
 Co-Chairman              1998 303,846 288,879    20,414        --            --         --
 and President            1997 300,000 158,473    20,306        --            --         --
Steven Shangold (4)       1999 226,000 201,000        --        --            --         --
 Senior Vice President--  1998 219,871 206,577        --        --       150,000         --
 U.S. Client Services     1997 150,000 186,365        --        --            --         --
Lisa Kustra (5)           1999 217,000 176,400     2,668        --            --         --
 Senior Vice President--  1998 164,564 210,708        --        --        90,000         --
 Enterprise Package       1997  80,000 170,240        --        --            --         --
 Solutions Division;
 Chief Executive
 Officer--eJiva, Inc.
Ajmal Noorani (6)         1999 183,000 145,184        --        --            --         --
 Vice President--E-
 Business                 1998 179,808 105,421        --        --            --         --
 Solutions Division       1997 150,000  73,672        --        --            --         --

--------
(1) Bonuses were paid in 1999, 1998 and 1997 for performance in 1998, 1997 and 1996, respectively.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted when such perquisites and other personal benefits constituted less than 10% of the total annual salary and bonus for each of the named executive officers for such year.

(3) During 1999, 1998 and 1997, the Company leased automobiles for Messrs. Wadhwani and Trivedi. The incremental costs to the Company in 1999, 1998 and 1997 for the automobiles leased was $17,417, $20,540 and $20,334, respectively for Mr. Wadhwani and $17,859, $20,414 and $20,306, respectively for Mr. Trivedi. Ms. Kustra received a car allowance for a portion of 1999.

(4) On April 6, 2000, Steven Shangold was appointed Chief Executive Officer of Emplifi Inc., a wholly owned operating subsidiary of iGate Capital Corporation.

(5) On September 15, 1999, Lisa Kustra was appointed Chief Executive Officer of eJIVA Inc., a majority owned operating subsidiary of iGate Capital Corporation.

(6) On January 18, 2000, Ajmal Noorani was appointed Chief Executive Officer of Ex-tra-Net Applications, a majority owned operating subsidiary of iGate Capital Corporation.

                           OPTION GRANTS DURING 1999

  The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share and the expiration date of all options granted to each of the Named Executive Officers during 1999.

                                                Individual Grants
                         ---------------------------------------------------------------
                          Number of   Percent of Total
                          Securities    Options/SARs   Exercise or
                          Underlying     Granted to    Base Price             Grant Date
                         Options/SARs   Employees in    Per Share  Expiration   Value
Executor Officer         Granted (1)    Fiscal Year        ($)        Date     ($) (2)
----------------         ------------ ---------------- ----------- ---------- ----------
Sunil Wadhwani..........        --           --              --            --       --
Ashok Trivedi...........        --           --              --            --       --
Steven Shangold.........    35,000          1.3%          11.75    10/12/2009  268,849
Lisa Kustra.............        --           --              --            --       --
Ajmal Noorani...........    20,000          0.8%          28.63      1/1/2009  374,262
                            15,000          0.6%          11.75    10/12/2009  115,221

--------
(1) The options granted during 1999 vest as follows: (i) of the 35,000 options awarded to Mr. Shangold on October 13, 1999, 11,664 vest on October 13, 2000; and 5,834 vest on each of March 13, 2001,
     October 13, 2001, March 13, 2002, and October 13, 2002, respectively;
     (ii) the 20,000 options awarded to Mr. Noorani on January 1, 1999 vest in equal annual installments over four years, commencing on July 1, 1999;
     (iii) of the 15,000 options awarded to Mr. Noorani on October 13, 1999, 5,000 shares vest on October 13, 2000, and 2,500 vest on each of March 13, 2001, October 13, 2001, March 13, 2001, and October 13, 2002,
     respectively.

(2) The fair market value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants in 1999: (i) risk free interest rate of 6.5%; (ii) expected dividend yield of 0.0%; (iii) expected life of options of five (5) years; and (iv) an expected volatility rate of 73.9%.

            OPTION EXERCISES DURING 1999 AND YEAR END OPTION VALUES

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1999, by each of the Named Executive Officers:

                                                        Number of Securities       Value of In-The-Money
                                                       Underlying Options/SARs          Options/SARs
                         Shares Acquired    Value      at Fiscal Year End (#)      at Fiscal Year End ($)
Executive Officer        on Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable(1)
-----------------        --------------- ------------ ------------------------- ----------------------------
Sunil Wadhwani..........         --              --             --/--                      --/--
Ashok Trivedi...........         --              --             --/--                      --/--
Steven Shangold.........         --              --        101,666/133,334          $809,014/$1,374,037
Lisa Kustra.............         --              --          73,333/63,333            $892,690/$589,870
Ajmal Noorani...........     10,000        $124,690          35,000/70,000            $517,500/$885,000

--------
(1) The closing price for the Company's Common Stock as reported by THE NASDAQ NATIONAL MARKET tier of THE NASDAQ STOCK MARKET on December 31, 1999 was $24.75. Value is calculated on the basis of the difference between the option exercise price and $24.75, multiplied by the number of shares of Common Stock underlying the option.

                             EMPLOYMENT AGREEMENTS

  The Company and each of Messrs. Wadhwani and Trivedi are parties to substantially identical employment agreements ("Executive Employment Agreements") that were negotiated at arms-length and entered into prior to the Company's initial public offering and became effective upon consummation of the offering. Each Executive Employment Agreement is in effect for a rolling two-year term that is automatically restarted at the conclusion of each month during which neither party gives notice of his or its intention to terminate the agreement. Once either the executive or the Company gives such termination notice to the other party, the term of such Executive Employment Agreement will terminate on the date that is two years after the last day of the month in which such written notice is received. Each Executive Employment Agreement provides for a base salary of $300,000 (subject to increase at the discretion of the Board of Directors) and the right to receive an annual discretionary performance bonus of not less than $200,000 upon approval by the Board of Directors. Each Executive Employment Agreement provides that upon termination of employment other than as a result of death, retirement or termination by the Company for cause or disability (as such terms are defined in the agreements), the Company shall pay the executive (i) a lump sum severance payment equal to the amount, discounted to present value, the executive would have been paid, based upon his base salary at the time of termination, if such executive had remained an employee for the remaining term of his respective Executive Employment Agreement, (ii) shares of Common Stock having a value equal to the value of the executive's vested and unvested stock options and stock appreciation rights, and (iii) health insurance for the executive for the remainder of his life at the level in effect for such executive immediately prior to the termination of his employment. In the event the executive is terminated due to a disability (as defined in the Executive Employment Agreement), the Company will pay the executive's base salary for three years, reduced by any benefits to which the executive may be entitled under any Company-sponsored disability income or income protection plan, policy or arrangement, and, for each of the three years after the date of his termination, an amount equal to the highest annual bonus that he received in the three years prior to his termination, payable each year in a lump sum. In the event that the employment of an executive is terminated as a result of such executive's death, the Company will pay to the executive's legal representatives (x) a one-time payment of $100,000, (y) the executive's then current base salary for a twelve (12) month period, and (z) any benefits to which the executive's legal representatives are entitled under any of the Company's insurance policies or benefit plans or programs. In addition, the Company will arrange to provide the executive's surviving spouse and eligible dependents with health and accident insurance benefits substantially similar to those that the executive was receiving immediately prior to his death. Under the Executive Employment Agreements, the Company agrees to indemnify the executives to the full extent not prohibited by law for liabilities they incur in their capacity as directors, officers or controlling persons of the Company. Under the Executive Employment Agreements, the executives agree to a noncompetition covenant during the term of the agreement and for one year after the termination of their employment for cause and to nonsolicitation and nondisclosure covenants during the term of the agreement and for one year after the termination of their employment for any reason.

  The other Named Executive Officers are parties to employment agreements that outline their responsibilities and provide generally for base salary plus annual incentive bonuses. Under the agreements, the Named Executive Officers are entitled to three months' salary continuation if they are terminated by the Company without cause generally, and to six months' salary continuation if they are terminated by the Company without cause during the 90 days following the sale of the Company to a third party. The employment agreements also contain confidentiality provisions and noncompetition and nonsolicitation covenants.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the year ended December 31, 1999 the Compensation Committee consisted of Messrs. Berty, Garrett and Trivedi. Mr. Trivedi served as a director and as Co-Chairman and President of the Company, and he is the co-owner of certain properties located in India that are leased to a subsidiary of the Company. These relationships are described in more detail below.

  Mascot Systems, a wholly owned subsidiary of the Company, leases office space located in Bangalore and Chennai, India that is owned in part by Mr. Trivedi. Specifically, Mascot System leases approximately 4,500 square feet in an office building located in Bangalore. The acquisition of the real estate and the construction of this office building (but not the buildout of office space) were financed entirely by Messrs. Trivedi and Wadhwani out of their personal funds. The lease has a ten-year term expiring in February 2008, with a rent revision clause every March, and the rent is approximately $29,000 per year. Mascot Systems also leases a 32,000-square-foot office building located in Bangalore that is owned in part by Mr. Trivedi. This lease has a ten-year term expiring in October 2006, and the rent is approximately $95,000 per year. Mascot Systems also rents office space in Chennai that is owned in part by Mr. Trivedi for The Offshore Development Center. The lease agreement is in effect for a ten-year period beginning March 1998 and expiring February 2008, and the annual rent is $449,000. The rental agreement may be revised each March. Mascot Systems has also rented approximately 9,000 square feet of additional space owned that is owned in part by Mr. Trivedi for its facilities located in Bangalore and Chennai for which rent in the amount of $5,500 was paid during 1999.

  On January 8, 2000, substantially all the assets of Scott Systems, a wholly owned subsidiary of the Company, were sold to Mascot Systems. Scott Systems was party to three leases for office space owned in part by Mr. Trivedi, and those leases were assigned to Mascot Systems in conjunction with the sale. One lease, for training facilities, covers approximately 2,100 square feet of office space on one floor of an office building located in Mumbai (Bombay, India). The lease expires in March 2003, and the aggregate rent is approximately $20,000 per year. Mascot Systems also leases approximately 900 square feet on another floor in the same office building. This lease has a term that expires in August 2007, and the rent is $6,000 per year. Mascot Systems also leases a portion of a facility in Pune, India that is owned in part by Mr. Trivedi. This lease covers 7,500 square feet and expires in August 2007. This rent is approximately $18,000 per year.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

INTRODUCTION

  The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and executive officers of the Company, periodically reviewing management development plans and making recommendations to the full Board on these matters as well as matters involving the Company's 1996 Second Amended and Restated Stock Incentive Plan. The Compensation Committee met two times during fiscal 1999 to carry out the aforementioned duties.

CO-CHAIRMEN COMPENSATION

  Each of Messrs. Wadhwani and Trivedi is party to an employment agreement that provides for a minimum base salary of $300,000 and an annual discretionary performance bonus of not less than $200,000 upon approval by the Board of Directors. The full Board of Directors, rather than the Compensation Committee, determines the compensation for Messrs. Wadhwani and Trivedi. Because both of these individuals own a significant amount of Company Common Stock, the Board of Directors believes that their interests are aligned with those of the other shareholders of the Company, and that their base salaries and bonuses are modest compared with senior executives of comparable companies. Each received a base salary of $292,000 in 1999. Each of Messrs. Wadhwani and Trivedi also received a bonus of $218,000 based on the Board of Directors' determination that each of them had achieved superior performance objectives as well as on the overall performance of the Company.

COMPENSATION PHILOSOPHY

  The Compensation Committee has adopted a compensation philosophy with respect to the executive officers of the Company that is intended to align compensation with the Company's overall business strategy. The philosophy guiding the executive compensation program is designed to link executive compensation to shareholder value in order to attract, retain and motivate high quality employees capable of maximizing shareholder value. The goals are:

  . To compensate executive employees in a manner that aligns the employees' interests with the interests of the shareholders;

  .  To reward executives for successful long-term strategic management;

  .  To recognize outstanding performance; and

  .  To attract and retain highly qualified and motivated executives.

  The strategy established by the Compensation Committee with respect to executive compensation includes maintaining base salaries for executives and providing bonuses which, when combined with base salary amounts, give the Company's executives the potential to earn in excess of competitive industry compensation if certain subjective and objective performance goals for the Company are achieved.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION EXPENSES

  In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000, paid to any Named Executive Officer, except to the extent such excess constitutes performance-based compensation. The Company did not pay compensation in excess of $1,000,000 to any Named Executive Officer in 1999.


                                          Respectively submitted,
                                          The 1999 Compensation Committee

                                          Michel Berty
                                          J. Gordon Garrett
                                          Ashok Trivedi

                            STOCK PERFORMANCE CHART

  The following graph shows a comparison of the cumulative total return on the Company's Common Stock during the period commencing on December 16, 1996, the date of the Company's initial public offering and ended December 31, 1999, with the cumulative total return during such period for (i) the Standard and Poor's 500 Composite Index ("S & P 500") and (ii) a peer group index* selected by the Company's management which includes seven public companies within the Company's industry. The comparison assumes $100 was invested on December 16, 1996 in the Company's stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                              [GRAPH APPEARS HERE]


                                  12/16/96   12/31/97   12/31/98   12/31/99
iGate Capital Corporation              100        212        382        330
S&P 500                                100        135        171        204
Peer Group                             100        172        139        169

  The Common Stock is currently traded on the NASDAQ NATIONAL MARKET tier of THE NASDAQ STOCK MARKET under the SYMBOL "IGTE".
--------
* The peer group index reflects the stock performance of the following information technology companies: Cambridge Technology Partners, Inc., CIBER, Inc., Computer Horizons Corp., Computer Management Sciences, Inc., Keane, Inc., Technology Solutions Company and Whittman-Hart, Inc.

                       CERTAIN RELATED PARTY TRANSACTIONS

  Mascot Systems, a wholly owned subsidiary of the Company, leases office space located in Bangalore and Chennai, India from the controlling shareholders Messrs. Wadhwani and Trivedi. Specifically, Mascot System leases approximately 4,500 square feet in an office building located in Bangalore. The acquisition of the real estate and the construction of this office building (but not the buildout of office space) were financed entirely by Messrs. Wadhwani and Trivedi out of personal funds. The lease has a ten-year term expiring in February 2008, with a rent revision clause every March, and the rent is approximately $29,000 per year. Mascot Systems also leases a 32,500-square-foot office building located in Bangalore owned by Messrs. Wadhwani and Trivedi. This lease has a ten-year term expiring in October 2006, and the rent is approximately $95,000 per year. Mascot Systems also rents office space in Chennai from Messrs. Wadhwani and Trivedi for The Offshore Development

Center. The lease agreement is in effect for a ten-year period beginning March 1998 and expiring February 2008, and the annual rent is $449,000. The rental agreement may be revised each March. Mascot Systems has also rented approximately 9,000 square feet of additional space for its facilities located in Bangalore and Chennai from Messrs. Wadhwani and Trivedi for which rent in the amount of $5,500 was paid during 1999.

  On January 8, 2000, substantially all of the assets of Scott Systems, a wholly owned subsidiary of the Company, were sold to Mascot Systems. Scott Systems was party to three leases for office space owned by Messrs. Wadhwani and Trivedi and those leases were assigned to Mascot Systems in conjunction with the sale. One lease, for training facilities, covers approximately 2,100 square feet of office space on one floor of an office building located in Mumbai (Bombay, India). The lease expires in March 2003, and the aggregate rent is approximately $20,000 per year. Mascot Systems also leases approximately 900 square feet on another floor in the same office building. This lease has a term that expires in August 2007, and the rent is $6,000 per year. Mascot Systems also leases a portion of a facility in Pune, India from Messrs. Wadhwani and Trivedi. This lease covers 7,500 square feet and expires in August 2007. The rent is approximately $18,000 per year.

  Ajmal Noorani, Chief Executive Officer of Ex-tra-Net Applications, participates as a limited partner in iGate Ventures I L.P. (the "Fund"), a venture fund in which the Company has a majority ownership interest. Pursuant to the Fund's limited partnership agreement, he is entitled to allocated earnings and profits of the Fund based upon his percentage ownership. In addition, Mr. Noorani is subject to a capital call in the amount of $60,000, the proceeds of which will be used for the Fund's investment objectives. As of the date hereof, the Fund has not made a capital call to its limited partners.

  SUBMISSION OF SHAREHOLDER PROPOSALS TO BE INCLUDED IN 2001 PROXY STATEMENT

  Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company at its principal office in Oakdale, Pennsylvania not later than January 6, 2001 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

  The Company's Bylaws provide that advance written notice of shareholder-proposed business to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

  The Company's Bylaws also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth the names and addresses of the shareholder proposing the nomination and each proposed nominee, a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

                                   FORM 10-K

  A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1999 is being provided with this Proxy Statement. Shareholders may obtain a copy (without exhibits) of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission without charge by writing to: Beth Mittleman, Director-- Investor Relations, iGate Capital Corporation, 1004 McKee Road, Oakdale, Pennsylvania 15071. Exhibits will be provided upon request and payment of an appropriate processing fee.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                          By Order of the Board of Directors

                                          /s/ BRUCE HANEY

                                          Bruce Haney
                                          Managing Director, Chief Financial
                                          Officer, Treasurer and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. WE APPRECIATE YOUR COOPERATION.

                          iGATE CAPITAL CORPORATION

         This Proxy is Solicited on Behalf of the Board of Directors

    The signer hereto appoints Sunil Wadhwani and Ashok Trivedi, and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock of iGate Capital Corporation (the "Company") held of record by the signer on April 20, 2000 at the Annual Meeting of Shareholders of the Company to be held on June 5, 2000 and at any adjournment or postponement thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may properly come before said meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION
OF THE BOARD'S NOMINEES TO THE BOARD OF DIRECTORS AND EACH OF THE MATTERS SUBMITTED BY THE BOARD FOR VOTE BY THE SHAREHOLDERS AND, IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.



              (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)




                          /\ FOLD AND DETACH HERE /\

                                                              Please mark
                                                            your votes as [X]
                                                             indicated in
                                                             this example


1. The election of two (2) persons as Class A Directors;
   NOMINEES: Michael Berty, J. Gordon Garrett.

                                                  WITHHOLD
                     FOR                          AUTHORITY
                 all nominees                  to vote for all
                    listed                     nominees listed

                     [_]                             [_]

   Instruction: To withhold authority to vote for one of the nominees, write that nominee's name on the line below.

   ------------------------------------------------


2. To consider and approve the adoption of the Company's Amended and Restated Stock Incentive Plan;

               FOR                AGAINST                ABSTAIN

               [_]                  [_]                    [_]


3. To consider and approve the adoption of the Company's Second Amended and Restated Articles of Incorporation;

               FOR                AGAINST                ABSTAIN

               [_]                  [_]                    [_]


4. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2000; and

               FOR                AGAINST                ABSTAIN

               [_]                  [_]                    [_]


5. To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

               FOR                AGAINST                ABSTAIN

               [_]                  [_]                    [_]




The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.



-------------------------------------------------------------------------
                                  Signature

DATE                                                              , 2000.
    --------------------------------------------------------------



                           * FOLD AND DETACH HERE *